DONALD A. MCCUNNIFF
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
      Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Roselyn R. Bar and M. Guy Brooks, III, each acting
individually, as the undersigned?s true and lawful
attorney-in-fact, with full power and authority as
hereinafter described on behalf of and in the name,
place and stead of the undersigned to:
      (1)	prepare, execute, acknowledge,
deliver and file Forms?3, 4, and 5 and any related
documents, including Form 144 (including amendments
to any of the foregoing) with respect to the
securities of Martin Marietta Materials, Inc., a North
Carolina corporation (the ?Company?), with the
United States Securities and Exchange Commission, any
national securities exchanges and the Company, as
considered necessary or advisable under Section?16(a)
of the Securities Exchange Act of 1934 and the rules
and regulations promulgated thereunder, as amended
from time to time (the ?Exchange Act?);
      (2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's securities
from any third party, including brokers, employee
benefit plan administrators and trustees, and the
undersigned hereby authorizes any such person to
release any such information to the undersigned and
approves and ratifies any such release of information;
and
      (3)	perform any and all other acts which
in the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.
      The undersigned acknowledges that:
      (1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact to
act in their discretion on information provided to
such attorney-in-fact without independent
verification of such information;
      (2)	any documents prepared and/or
executed by either such attorney-in-fact on behalf
of the undersigned pursuant to this Power of
Attorney will be in such form and will contain such
information and disclosure as such attorney-in-fact,
in his or her discretion, deems necessary or desirable;
      (3)	neither the Company nor either of
such attorneys-in-fact assumes (i) any liability for
the undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability
of the undersigned for any failure to comply with such
requirements, or (iii) any obligation or liability of
the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and
      (4)	this Power of Attorney does not
relieve the undersigned from responsibility for compliance with the undersigned?s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
      This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of May, 2014.

	_/s/ Donald A.  McCunniff____________________
			DONALD A. MCCUNNIFF


STATE OF NORTH CAROLINA )
			)
COUNTY OF WAKE		)


	On this 27th day of May, 2014, Donald A. McCunniff personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.
      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


_/s/ Robin Gracia Joyce________________
Notary Public

My Commission Expires:_10/23/16____________